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                                                                    Exhibit 10.3

                                                           EXECUTION COUNTERPART


                                  WAIVER UNDER
                               1995 NOTE AGREEMENT


         This Waiver, entered into as of February 14, 2000, by and among CROWN CRAFTS, INC. (the "COMPANY") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("NOTEHOLDER").

         WHEREAS, the parties hereto have executed and delivered that certain Note Purchase and Private Shelf Facility dated as of October 12, 1995 (as amended, the "NOTE AGREEMENT");

         WHEREAS, the Company has agreed in the Note Agreement to meet certain financial covenants, which it has failed to meet;

         WHEREAS, the Company has requested a waiver of the financial covenants under the Note Agreement;

         WHEREAS, Noteholder is willing to enter into this Waiver subject to the satisfaction of conditions and terms set forth herein;

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. WAIVER. Noteholder hereby waives the failure of the Company to meet the financial covenants set forth in paragraph 6A of the Note Agreement from December 26, 1999 through December 27, 2000; provided however, that if the Company fails to comply with the provisions of Section 2 below, this waiver shall cease to be effective.

         2. The Company shall deliver to Noteholder on or prior to February 29, 2000, each of the following in form and substance satisfactory to Noteholder in its sole and absolute discretion (i) an amendment to the Note Agreement, amending, among other things, the financial covenants, and (ii) an amendment to that certain Intercreditor Agreement, dated as of August 9, 1999 among the Company, Wachovia, as Collateral Agent and a Secured Party, Bank of America, N.A., as a Secured Party and Noteholder, as a Secured Party.


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         3.       MISCELLANEOUS.

         (a) Except as specifically waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (b) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

         4. COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses incurred by any holder of a Note in connection with the preparation, execution and delivery of this Waiver, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Waiver, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this paragraph 4.

         5. EXECUTION IN COUNTERPARTS. This Waiver may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         6. GOVERNING LAW. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

         7. ESTOPPEL. To induce the Noteholder to enter into this Waiver, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Waiver.

         8. EXPIRATION. In the event that the conditions specified in paragraph 2 above have not been satisfied on or prior to the close of business on February 29, 2000, this Waiver shall become null and void and of no force or effect.


                           [Signatures on Next Page.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        CROWN CRAFTS, INC.


                                        By /s/ David S. Fraser
                                          --------------------------------------
                                          Name: David S. Fraser
                                          Title: Vice President,
                                                 Chief Financial Officer


                                        THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA


                                        By  /s/ Robert R. Derrick
                                          --------------------------------------
                                          Robert R. Derrick
                                          Vice President